UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023 (April 19, 2023)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO 80241
(Address of principal executive offices)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Private Placement Offering of Subordinated Notes

On April 19, 2023, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”) entered a securities purchase agreement (“SPA”) with BD1 Investment Holding, LLC (“BD1” or “Investor”) for a $5 million private placement (the “Private Placement”) of subordinated promissory notes (the “Notes”).

The Private Placement will close in four tranches. The first tranche (for $2 million) is scheduled to close in mid-May 2023. The fourth and final tranche is scheduled to close in mid-August 2023.

Each tranche closing of the Private Placement is subject to customary closing conditions as set forth in the SPA.

The maturity date of all the Notes is September 30, 2026. The Notes will bear interest at 6% per annum. The Notes are (i) unsecured, (ii) not convertible, and (iii) are subordinated to the Company’s senior indebtedness.

The proceeds of the Private Placement will be used for the Company’s general corporate purposes.

The foregoing description of the SPA and the Notes is a summary and is qualified in its entirety by reference to the documents attached hereto as Exhibits 10.1 and 10.2, which documents are incorporated herein by reference.

All of the securities described in this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 3.03 Material Modification to Rights of Security Holders.

As previously disclosed, on December 19, 2022 the Company entered into a Securities Purchase Contract (the “Purchase Contract”) with two institutional investors (the “Investors”). Pursuant to the Purchase Contract, the Company issued to the Investors:

1.	Certain Senior Secured Original Issue 10% Discount Convertible Advance Notes (the “Advance Notes”); and

2.	Certain warrants to purchase up to 2,513,406 shares of Common Stock (the “Warrants”).

The Advance Notes are convertible to Common Stock. The fixed conversion price of the Advance Notes is subject to certain adjustments in accordance with the terms thereof, including certain anti-dilution adjustments in the event that the Company issues shares of Common Stock, securities convertible into, exercisable for or exchangeable for the Company’s Common Stock (“convertible securities”), rights or options to acquire Common Stock or convertible securities or any combination thereof, including as units with other securities or property in an integrated transaction, at a purchase or conversion, exercise or exchange price of less than the fixed conversion price then in effect with respect to the Advance Notes

The Warrants were issued with an exercise price equal to $3.93 per share, subject to certain adjustments in certain events, including the future issuance by the Company of securities with a purchase or conversion, exercise or exchange price that is less than the exercise price of the Warrants then in effect at any time.

As also previously disclosed, on April 14, 2023 the Company entered a securities purchase agreement (“SPA”) with Lucro Investments VCC-ESG Opportunities Fund (“Lucro” or “Investor”) for an approximate $9 million private placement (the “Private Placement”) of an aggregate of 7,499,997 shares (the “Shares”) of the Company’s Common Stock. The per share purchase price for the Shares is $1.20 per share.

The terms of the SPA with Lucro triggered certain adjustments to the Advance Notes and the Warrants in accordance with the existing terms of the outstanding Advance Notes and the outstanding Warrants.

Following these adjustments:

1.	The fixed conversion price of the approximately $10.1 million principal amount currently outstanding Advance Notes has been lowered to $0.3661 per share of Common Stock;

2.	The exercise price of the outstanding Warrants has been lowered to $0.3661 per share of Common Stock; and

3.	The number of shares that the Warrants are exercisable for has been increased from 2,513,406 to 27,610,921 shares of Common Stock..

Item 7.01 Regulation FD Disclosure.

On April 24, 2023, the Company issued a press release announcing the Private Placement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	10.1	Subordinated Debt Securities Purchase Agreement dated April 19, 2023
	10.2	Form of Subordinated Note under Subordinated Debt Securities Purchase Agreement dated April 19, 2023
	99.1	Press Release dated April 25, 2023
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

April 25, 2023	By:	/s/ Paul Warley
Name: Paul Warley
Title: Chief Financial Officer